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                                                                      EXHIBIT 5/
                                                                    EXHIBIT 23.2



                                                    May 31, 1996


PXRE Corporation
399 Thornall Street
Edison, New Jersey 08837

Re:      PXRE Corporation Director Stock Option Plan -
         Registration Statement on Form S-8
         -------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to PXRE Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 100,000 shares (the "Shares") of Common Stock, par value $.01 per share, issuable pursuant to the Company's Director Stock Option Plan (the "Plan").

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Plan and such other documents and records as we have deemed necessary. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; and (ii) all Shares will be issued in compliance with applicable federal and state securities laws.

         With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the Plan and against receipt of the consideration stipulated therefor which will be no less than the par value thereof.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         We express no opinion as to any laws other than the Delaware General Corporation Law and the federal laws of the United States of America.


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PXRE Corporation
May 31, 1996
Page Two





         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,


                                Morgan, Lewis & Bockius LLP